KILPATRICK STOCKTON LLP

                                                           Attorneys at Law
                                                                 Suite 2800
                                                      1100 Peachtree Street
                                               Atlanta, Georgia  30309-4530
                                                    Telephone: 404.815.6500
                                                    Facsimile: 404.815.6555

          August 15, 1997                    E-mail: dstockton@kilstock.com
                                                  Direct Dial: 404.815.6444

EXHIBIT 5 AND 23A


Pameco Corporation
1000 Center Place
Norcross, Georgia  30093

     Re:  Form S-8 Registration Statement

Gentlemen:

     We have acted as counsel for Pameco Corporation, a Georgia corporation (the "Company"), in the preparation of the Form S-8 Registration Statement relating to the Company's Employee Stock Option Plan I, Employee Stock Option Plan II, Stock Option Agreement between the Company and Gerald V. Gurbacki and Non-Employee Directors Stock Option Plan (collectively, the "Plans") and the proposed offer and sale of up to 989,598 shares of the Company's Class A Common Stock, par value $0.01 per share (the "Common Stock"), pursuant thereto. In connection with the preparation of said Registration Statement, we have examined certificates of public officials and originals or copies of such corporate records, documents and other instruments relating to the authorization of the Plans and the authorization and issuance of the shares of Common Stock as we have deemed relevant under the circumstances.

     On the basis of the foregoing, it is our opinion that:

     The Company was duly organized and incorporated and is validly existing under the laws of the State of Georgia, with an authorized capitalization consisting of 40,000,000 shares of Class A Common Stock, par value $0.01 per share; 20,000,000 shares of Class B Common Stock, par value $0.01 per share; and 5,000,000 shares of Preferred Stock, par value $1.00 per share.

     The Plans and the proposed offer and sale thereunder of up to 989,598 shares of Common Stock have been duly authorized by the Board of Directors of the Company, and the shares, when issued in accordance with the terms and conditions of the Plans, will be validly issued, fully paid and nonassessable.

Pameco Corporation
August 15, 1997
Page 2




     We hereby consent to the filing of this opinion as an exhibit to said Registration Statement.

                                   Sincerely,

                                   KILPATRICK STOCKTON LLP



                                   By:  /s/ David A. Stockton
                                        David A. Stockton, a partner